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                                                                                                   Exhibit 11
                                         PHP HEALTHCARE CORPORATION
                              Statement Re:  Computation of per Share Earnings
                                        For the Years Ended April 30,
                                                                        1993          1994           1995
                                                                    ------------  ------------  ------------

Primary Earnings

    Net earnings (loss). . . . . . . . . . . . . . . . . . . . . .  $(3,756,000)  $(9,333,987)   $   952,280
                                                                    ============  ============   ============
    Weighted average number of common shares outstanding . . . . .    4,998,163     5,036,468      5,294,395

    Add common share equivalents (determined using the "treasury stock" method) representing shares issuable upon
         exercise of stock options and warrants. . . . . . . . . .       25,764         6,233        344,322

    Shares held in escrow. . . . . . . . . . . . . . . . . . . . .           --            --        (25,834)
                                                                    ------------  ------------   ------------

    Weighted average number of shares used in calculation of
         primary income per share. . . . . . . . . . . . . . . . .    5,023,927     5,042,701      5,612,883
                                                                    ============  ============   ============

    Net earnings (loss) per common share . . . . . . . . . . . . .  $      (.75)  $     (1.85)   $      0.17
                                                                    ============  ============   ============

Fully Diluted Earnings

    Net earnings (loss). . . . . . . . . . . . . . . . . . . . . .  $(3,756,000)  $(9,333,987)   $   952,280
     Net interest expense related to convertible debt. . . . . . .           --             --        12,712
                                                                    ------------  ------------   ------------

    Net earnings (loss) as adjusted. . . . . . . . . . . . . . . .  $(3,756,000)  $(9,333,987)   $   964,992
                                                                    ============  ============   ============

    Weighted average number of common shares outstanding . . . . .    4,998,163     5,036,468      5,294,395

    Add common share equivalents (determined using the
         "treasury stock" method) representing shares issuable
         upon exercise of stock options and warrants . . . . . . .        3,945        21,853        653,986

    Assumed conversion of convertible debt . . . . . . . . . . . .           --            --         32,408

    Shares held in escrow. . . . . . . . . . . . . . . . . . . . .           --             --       (25,834)
                                                                    ------------  ------------   ------------

    Weighted average number of shares used in calculation of
         primary income per share. . . . . . . . . . . . . . . . .    5,002,108     5,058,321      5,954,955
                                                                    ============  ============   ============

    Net earnings (loss) per common share . . . . . . . . . . . . .  $      (.75)  $     (1.85)   $      0.16
                                                                    ============  ============   ============
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